Exhibit 10.1

AMENDMENT No. 3 TO
CELLDEX THERAPEUTICS, INC.

2021 OMNIBUS EQUITY INCENTIVE PLAN

Dated: April 10, 2025

This Agreement amends the Celldex Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan (the “Plan”). All capitalized terms not defined herein shall have the meanings set forth in the Plan.

R E C I T A L S

WHEREAS, Section 17.2 of the Plan reserves to the Board of Directors (“Board”) of Celldex Therapeutics, Inc. (the “Company”) the right to amend the Plan from time to time; and

WHEREAS, the Board desires to amend the Plan to increase the number of shares available for awards under the plan by 2,000,000 shares in the manner hereinafter provided subject to approval by the Company’s stockholders.

NOW THEREFORE, the Plan is hereby amended as follows:

1.	Amendment to Plan Share Limitation.

Section 4.1(a) of the Plan is amended and restated in its entirety as follows:

“(a) Subject to adjustment pursuant to Section 4.3 and any other applicable provisions hereof, the maximum aggregate number of shares of Common Stock which may be issued under all Awards granted to Participants under the Plan shall be (i) 9,500,000 shares plus (ii) such number of unused shares of Common Stock reserved under the Prior Plan as of the Effective Date, which unused reserve shall be rolled into this Plan (subsections (i) and (ii) together, the “Share Reserve”); all of which shares may, but need not, be issued in respect of Incentive Stock Options. In addition, there shall be rolled into this Plan and added to the Share Reserve (but not issued in respect of Incentive Stock Options) such number of shares of Common Stock subject to outstanding grants or awards under the Prior Plan as of the Effective Date which are thereafter forfeited, cancelled or otherwise lapse in accordance with the provisions of Section 4.1(b).”

2.	No Other Changes. Except as set forth herein, the Plan shall remain in full force and effect without modification.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this Amendment as of the date first above written as evidence of its adoption by the Company.

CELLDEX THERAPEUTICS, INC.

By: /s/ Sam Martin
Name: Sam Martin
Title: Senior Vice President and Chief Financial Officer